Exhibit 99.1

Contact:
Tom Baker	Stefanie Bacher
Media/U.S. Investors	International Investors
Tel. +1-858-362-0361	Tel. +1-858-362-0365
tbaker@macropore.com	sbacher@macropore.com

MacroPore Biosurgery Appoints Paul Hawran, Senior Biotechnology

Executive, to its Board-of-Directors

San Diego, CA, February 17, 2005 - MacroPore Biosurgery, Inc. (Frankfurt: XMP), today announced the appointment of Paul Hawran, Executive Vice President and Chief Financial Officer for Neurocrine Biosciences, as an independent board member. Mr. Hawran’s experience includes serving in senior financial and strategic planning positions in the biotechnology and pharmaceutical industries.

“Paul’s background will complement our current board whose diverse experience spans pharmaceuticals, medical devices, information technology and clinical research and practice,” said Christopher J. Calhoun, Chief Executive Officer for MacroPore Biosurgery. “Paul’s involvement and leadership helped to build Neurocrine from its infancy to now owning one of the richest development pipelines in the biotechnology industry, and we are confident that our shareholders will benefit greatly from his expertise.”

“Regenerative medicine is rapidly moving ahead to bring conceptual research into human clinical trials,” said Mr. Hawran. “MacroPore’s development of the point-of-care technology for real time processing of regenerative cells provides the company with a unique opportunity to become a leader in this emerging field.  This technology provides a platform for multiple collaborations and business expansion into various therapeutic markets, including cardiovascular disease, spine and orthopedics, tissue repair and augmentation, and gastrointestinal disorders. I look forward to working with their board and management as they build the company and advance products into clinical development.”

Mr. Hawran has served as the Chief Financial Officer of Neurocrine Biosciences, a San Diego-based company, since 1993. He was employed by SmithKline Beecham Corporation from July 1984 to May 1993, most recently as Vice President and Treasurer. Prior to joining SmithKline in 1984, Mr. Hawran held various financial positions at Warner Communications (now AOL Time Warner) where he was involved in corporate finance, financial planning and domestic and international budgeting and forecasting. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants, California and the Pennsylvania Institute of Certified Public Accountants, and the Financial Executives Institute.

About MacroPore Biosurgery, Inc.

MacroPore Biosurgery (Frankfurt: XMP) is focused on the discovery and development of regenerative medicine technologies. We have two technology platforms, regenerative cell technology and bioresorbable technology. Within our regenerative cell technology program, we are developing a system to isolate autologous, homologous-use regenerative cells. Simultaneously, we are generating scientific knowledge through internal research to support the clinical use of these cells. Our most advanced research and development program is in the repair of cardiovascular tissues that are damaged after a heart attack. We are also researching applications in bone repair, spinal disc regeneration and, cosmetic and reconstructive surgery. Our surgical implants, derived from our bioresorbable technology, represent one of the latest advancements in spine and orthopedic medicine. For further information please visit our web site http://www.macropore.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release may include forward-looking statements regarding events and trends which may affect MacroPore Biosurgery’s future operating results and financial position. Such statements are subject to risks and uncertainties that could cause MacroPore Biosurgery’s actual results and financial position to differ materially. These risks and uncertainties are described (under the heading “Risk Factors”) in our 2003 Form 10-K annual report for the year ended December 31, 2003, which is available on our web site. MacroPore Biosurgery assumes no responsibility to publicly release the results of any revision of forward-looking statements to reflect events, trends or circumstances after the date they are made.

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